EXHIBIT 99.2

RESIGNATION SUBMITTED BY

DENTON JONES

TO:	ROLAND DAY
FROM:	DENTON JONES
RE:	WEBSAFETY, INC.
DATE:	March 22, 2013

Please be advised that effective immediately I resign from the Board of Directors of Websafety, Inc.

/s/ Denton Jones